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                                                                      EXHIBIT 23
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                         INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 33-52265, 333-04835 and 333-64998 on Form S-3 of Alaska Airlines, Inc. (the Company) of our report dated February 27, 2004 (which report expresses an unqualified opinion and includes an explanatory paragraph regarding the change in the method of accounting for goodwill, discussed in Note 12 to the financial statements), appearing in this Annual Report on Form 10-K of Alaska Airlines, Inc. for the year ended December 31, 2003.


/s/ DELOITTE & TOUCHE LLP


Seattle, Washington
March 9, 2004